UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 23, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The Company held its annual meeting of stockholders on Thursday, June 23, 2011.

(b)           At the annual meeting, the Company's stockholders voted on six proposals.  A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1.  The Company's stockholders elected the following directors for a term of one year.  There were 42,686,322 broker non-votes with respect to the proposal.

Nominee	For	Withheld
H. Craig Dees, Ph.D.	22,624,801	3,551,719
Timothy C. Scott, Ph.D.	22,585,071	3,591,449
Eric A. Wachter, Ph.D.	22,614,771	3,561,749
Stuart Fuchs	22,081,772	4,094,748
Kelly M. McMasters, M.D., Ph.D.	22,660,919	3,515,601

Proposal 2.  The Company did not receive the affirmative vote of a majority of the outstanding shares of common stock and 8% convertible preferred stock required to approve and adopt an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of common stock, par value $.001 per share, that the Company is authorized to issue from 150,000,000 to 200,000,000 shares.  Therefore, the proposal was not approved by the Company's stockholders.  There were no broker non-votes with respect to the proposal.

For	Against	Abstain
51,228,014	16,189,513	1,445,315

Proposal 3.  The Company's stockholders approved and adopted an amendment to the Company's 2002 Stock Plan, as amended, to increase the number of shares of common stock reserved for issuance from 15,000,000 to 20,000,000. There were 42,686,322 broker non-votes with respect to the proposal.

For	Against	Abstain
16,555,958	9,386,902	233,660

Proposal 4.  The Company's stockholders approved the advisory vote on the compensation of the Company's named executive officers. There were 42,686,322 broker non-votes with respect to the proposal.

For	Against	Abstain
16,884,685	9,137,127	154,708

Proposal 5.  The Company's stockholders voted, on an advisory basis, to hold the Company's advisory vote on compensation of the Company's named executive officers every year.  There were 42,686,322 broker non-votes with respect to the proposal.

1-Year	2-Years	3-Years	Abstain
24,379,785	1,199,205	300,040	297,490

     Proposal 6.  The Company's stockholders ratified the selection of BDO USA, LLP as the Company's independent auditor for 2011. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
64,474,738	3,753,897	634,207

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2011

                                    PROVECTUS PHARMACEUTICALS, INC.

             By:      /s/ Peter R. Culpepper
              Peter R. Culpepper
              Chief Financial Officer and Chief Operating Officer